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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 8, 2003, relating to the financial statements and financial statement schedule, which appears in Aastrom Biosciences, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2003.

/s/ PriceWaterhouseCoopers LLP

PriceWaterhouseCoopers LLP

Minneapolis, Minnesota
May 13, 2004